                                  EXHIBIT 11.1

             COMPUTATION OF CONSOLIDATED EARNINGS (LOSS) PER SHARE
                    (in thousands, except per share amounts)

                                                            Fiscal Years Ended
                                                 -----------------------------------------
                                                  December 30,   December 31,   January 1,
                                                     1995           1994          1994
                                                 -------------  -------------  -----------
                                                  (52 weeks)     (52 weeks)    (52 weeks)
Earnings before extraordinary loss and
   cumulative effect of change in accounting...      $318,866       $268,903    $ 170,805
Extraordinary loss.............................       (16,053)       (26,707)     (23,832)
Cumulative effect of change in accounting......                                  (159,193)
                                                     --------       --------    ---------
Net earnings (loss) for common stock...........      $302,813       $242,196    $ (12,220)
                                                     ========       ========    =========

PRIMARY (1)
-------

Weighted average common and dilutive
   common equivalent shares:
     Common stock outstanding..................       115,734        109,911      104,003
     Stock options.............................         4,679          3,626        2,708
                                                     --------       --------    ---------
                                                      120,413        113,537      106,711
                                                     ========       ========    =========
Primary earnings from continuing
   operations per share........................      $   2.65       $   2.37    $    1.60
Primary results of extraordinary
   loss per share..............................          (.13)          (.24)        (.22)
Primary results of cumulative effect of
   change in accounting........................                                     (1.49)
                                                     --------       --------    ---------
Primary net earnings (loss) per share..........      $   2.52       $   2.13    $    (.11)
                                                     ========       ========    =========

FULLY DILUTED (2)
-------------

Weighted average common shares
   and all other dilutive securities:
     Common stock outstanding..................       122,729        109,911      104,003
     Stock options.............................         6,503          3,933        3,216
     Convertible debt..........................                       15,870       17,074
                                                     --------       --------    ---------
                                                      129,232        129,714      124,293
                                                     ========       ========    =========

Fully diluted earnings from
   continuing operations per share (2).........      $   2.50       $   2.19    $    1.50
Fully diluted results of extraordinary
   loss per share..............................          (.12)          (.21)        (.19)
Fully diluted results of cumulative effect
 change in accounting..........................                                     (1.28)
                                                     --------       --------    ---------
Fully diluted net earnings
 per share.....................................      $   2.38       $   1.98    $     .03
                                                     ========       ========    =========
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(1)  The Convertible Junior Subordinated Notes issued in December 1992 and the
     Convertible Junior Subordinated Debentures issued in March 1991 are not included in the computation of primary earnings per share since they are not common stock equivalents.  The Convertible Junior Subordinated Notes were converted into common stock on or before the redemption date of
     September 5, 1995.  These shares were included in the weighted average number of common stock outstanding for the year ended December 30, 1995 as of the date of conversion for primary earnings per share and as of the first day of the year for fully-diluted earnings per share.

(2) Earnings used to calculate fully diluted earnings per share have been adjusted to reflect the tax effected interest expense of $3.6 million, $14.8 million and $15.8 million for the years ended December 30, 1995, December 31, 1994 and January 1, 1994, respectively, that would have been avoided in connection with the assumed conversion of the 6-3/8% Convertible
     Junior Subordinated Notes and the 8-1/4% Convertible Junior Subordinated
     Debentures as of the beginning of each year.